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                                                                      Exhibit N.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated November 8, 2002, relating to the financial statements which appears in the November 8, 2002 financial statements of AEW Real Estate Income Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Counsel and Independent Accountants" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP
Boston, Massachusetts
January 31, 2003